Exhibit 5.1

November 26, 2013

Pinnacle Foods Inc.

399 Jefferson Road

Parsippany, New Jersey 07054

Ladies and Gentlemen:

We have acted as counsel to Pinnacle Foods Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the sale by BCPV Pinnacle Holdings LLC, a Delaware limited liability company (“BCPV LLC”), Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-SMD L.P. and Blackstone Participation Partnership V L.P., each a Delaware limited partnership (such partnerships, the “BCP LPs” and, together with BCPV LLC, the “Selling Stockholders”), of an aggregate of up to 19,550,000 shares of Common Stock, par value $0.01 per share (together with any additional outstanding shares of such stock that may be sold by the Selling Stockholders pursuant to Rule 462(b) as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement (the “Shares”).

We have examined the Registration Statement and the form of share certificate representing the common stock of the Company. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP